 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Dream Finders Homes, Inc., of our report dated December 8, 2021, with respect to the combined financial statements of MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., and FMR IP, LLC which appear in the Current Report on Form 8-K/A of Dream Finders Homes, Inc. filed with the Securities and Exchange Commission on December 14, 2021. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Houston Texas
Date: March 16, 2022